Exhibit 5.1

1271 Avenue of the Americas
New York, New York 10020-1401
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com

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July 8, 2026	Düsseldorf	San Diego
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Rivian Automotive, Inc.

14600 Myford Road

Irvine, California 92606

Re:	Registration Statement on Form S-3 (Registration No. 333-295470); 86,250,000 Shares of Class A Common Stock

To the addressee set forth above:

We have acted as special counsel to Rivian Automotive, Inc., a Delaware corporation (the “Company”), in connection with the issuance of 86,250,000 shares of Class A common stock, par value $0.001 per share, of the Company (the “Shares”), including 11,250,000 shares pursuant to the exercise of the Underwriters’ (as defined below) option to purchase additional shares. The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on April 30, 2026 (Registration No. 333-295470) (as so filed and as amended, the “Registration Statement”), a base prospectus dated April 30, 2026 included in the Registration Statement (the “Base Prospectus”), a preliminary prospectus supplement dated July 6, 2026 filed with the Commission pursuant to Rule 424(b) under the Act (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus, the “Preliminary Prospectus”), and a prospectus supplement dated July 7, 2026 filed with the Commission pursuant to Rule 424(b) under the Act (the “Final Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The Shares are being sold pursuant to an underwriting agreement, dated July 7, 2026 (the “Underwriting Agreement”), by and between the Company and Goldman Sachs & Co. LLC, as representative of the several underwriters named therein (the “Underwriters”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Preliminary Prospectus or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (“DGCL”) and we express no opinion with respect to any other laws.

July 8, 2026

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Underwriting Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on July 8, 2026 and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP